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                                                                   EXHIBIT 10.61


                              CONSULTING AGREEMENT


         THIS AGREEMENT is dated the 1st day of June, 2001, between INTERCAP FUNDING LTD., 649 Arlington Avenue, Westfield, New Jersey 07090 (the "Consultant"); and HEARTSOFT, INC., 3101 North Hemlock Circle, Broken Arrow, Oklahoma 74012 (the "Company").

         WHEREAS, pursuant to that certain Non Circumvention and Consulting Agreement by and between the Company and Consultant dated February 1, 1999 (the "Non Circumvention and Consulting Agreement"), the Company retained the Consultant to provide certain consulting services on a best efforts basis;

         WHEREAS, the Company wishes to continue to retain the Consultant to provide certain consulting services on a best efforts basis and both parties desire to replace the Non Circumvention and Consulting Agreement with this Agreement; and

         WHEREAS, the Company wishes to retain the Consultant to provide the services as hereinafter more specifically described and the Consultant has agreed to be so retained to provide such services on a best efforts basis during the term of this Agreement.

         NOW, THEREFORE, in consideration of the covenants and agreements hereinafter expressed, the parties agree as follows:

         Section 1. TERM OF AGREEMENT. This Agreement shall begin on June 1, 2001, and remain in effect for one hundred and eighty (180) days and shall be considered renewed on the first day of each month thereafter by mutual consent for nine (9) months, unless terminated in writing by either party thirty (30) days prior to the next renewal date.

         Section 2. CANCELLATION OF NON CIRCUMVENTION AND CONSULTING AGREEMENT. This Agreement replaces the Non Circumvention and Consulting Agreement. The Non Circumvention and Consulting Agreement is hereby cancelled by mutual consent of both parties and, as of the date hereof, will no longer be of any force or effect.

         Section 3. SURRENDER OF RIGHTS TO WARRANTS. As partial consideration for entering into this Agreement, the Consultant agrees to surrender any and all rights the Consultant has or might have to any warrants to purchase shares of common stock of the Company to which the Consultant is or might be entitled pursuant to the Non Circumvention and Consulting Agreement.

         Section 4. COMPANY OBLIGATIONS. The Company shall provide the Consultant with all applicable Company documentation reasonably necessary for the Consultant to carry out his obligation as further described in Section 5 of this Agreement. The Company is obligated to pay the agreed upon remuneration as referred to in Section 6 below, and to take all steps

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necessary to assure that the Consultant and the Company comply with all applicable country, federal and/or state laws. The Company will not withhold any monies for any country, federal, state or local taxing authorities from fees/commissions earned by the Consultant pursuant to this Agreement. When applicable, the Company shall prepare and file a Form 1099 with the Internal Revenue Service (IRS), reporting compensation paid to the Consultant.

         Section 5. CONSULTANT OBLIGATIONS. The Company hereby retains the Consultant to provide the following services on a best efforts basis:

         (A)      Provide liaison with the investment and banking community;

         (B) Assist in the targeting of potential investors, mergers, acquisitions and marketing;

         (C) Assist with negotiations and structuring potential business opportunities and acquisitions;

         (D)      Assist in promotion and advertisement;

         (E)      Act as liaison to negotiations when called upon; and

         (F) Introduce certain persons and organizations ("Introduced Parties") with the hope and intent that the introduced parties may invest in, enter into a licensing agreement with or otherwise finance the development of the Company or any of its affiliates (as defined below - an "Investment").

         (G) Assist Company in achieving all Company objectives and financial goals.

         Section 6. REMUNERATION. In the event that during the term of this Agreement, the Company or any of its affiliates receives an Investment from any of the Introduced Parties, the Company shall pay to the Consultant, immediately upon the closing of such Investment, without deduction for any amounts which may be owed to other parties in connection with such Investments, a finder's fee in cash equal to 66 percent of all amounts of any cash or the fair market value of any other consideration received by the Company, or any of its affiliates, from any of the Introduced Parties during the term of the Agreement.

         Section 7. AFFILIATE. For the purpose of this Agreement, the term Affiliate shall mean, with respect to any entity, any other entity that controls, is controlled by, or is under common control with such entity, where the term "control" means direct or indirect possession of at least twenty percent (20%) of the voting securities or comparable equity interest by or in such entity. Affiliate shall also include any joint venture, partnership or other similar entity, not included in the foregoing, to which or any of its affiliates, is a party and which receives an Investment from any of the Introduced Parties.


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         Section 8. CONFIDENTIALITY OF PROPRIETARY INFORMATION. The Consultant
agrees, during or after the term of this Agreement, not to reveal confidential information or trade secrets to any person, firm, corporation or entity.

         Section 9. REIMBURSEMENT OF EXPENSES. The Consultant may incur reasonable expenses in furthering the Company's business, including expenses for entertainment, travel and similar items. The Company shall reimburse the Consultant for all business expenses that have been approved after the Consultant presents an itemized account of expenditures and supporting original receipts.

         Section 10. DEATH BENEFIT. Should the Consultant die during the terms of this Agreement, the Company shall pay to the Consultant's estate any fees/commissions due and all commissions earned on existing business introduced to the Company by the Consultant prior to death in accordance with this Agreement.

         Section 11. ASSISTANCE IN LITIGATION. The Consultant shall upon reasonable notice furnish such information and proper assistance to the Company as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after being engaged with the Company.

         Section 12. CONTROLLING LAW. This Agreement shall be controlled, construed and enforced in accordance with the laws of the state of New Jersey.

         Section 13. EFFECT OF PRIOR AGREEMENTS. This Agreement supercedes any prior agreement between the Company or any predecessor of the Company and the Consultant, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Consultant of a kind elsewhere provided and not expressly provided in this Agreement.

         Section 14. SETTLEMENT BY ARBITRATION. Any claim or controversy that arises out of or relates to this Agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court with jurisdiction.

         Section 15. SEVERABILITY. If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 16. CAPTIONS. Captions of this Agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement.

         Section 17. ASSUMPTION OF AGREEMENT BY SUCCESSORS AND ASSIGNEES. This Agreement shall not be assigned by either party without the written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the


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Company and the Consultant rights and obligations under this Agreement will inure to the benefit and be binding upon their successors and assignees.

         Section 18. ORAL MODIFICATIONS NOT BINDING. This instrument is the entire agreement of the Company and the Consultant. Oral changes shall have no effect. It may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         Section 19. TIME IS OF AN ESSENCE. Time is of the essence of this Agreement and each covenant and term a condition herein.

         Section 20. INTEGRATION. This Agreement and any attached exhibits contain the entire agreement between parties. Any amendments to this Agreement shall be made in writing and executed by both parties.

         IN WITNESS WEHREOF, the Company has caused this Agreement to be executed in its corporate name by one of its corporate officers, and the Consultant has set its hand to this Agreement as of the day and year written below.

         IN WITNESS WHEREOF the parties have hereunto executed this Agreement as of the day and year above written.

ACCEPTED ON BEHALF OF:  INTERCAP FUNDING LTD.

Per: /s/ Hugh P. Duddy                          DATE 06/01/01
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         Hugh P. Duddy



ACCEPTED ON BEHALF OF:  HEARTSOFT, INC.

Per: /s/ Benjamin Shell                         DATE 06/01/01
     ----------------------------------              --------
         Benjamin Shell, Chairman, CEO


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